UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807

(Commission

File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of principal executive offices)	(Zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on January 6, 2014, Verint Systems Inc. (“Verint”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kiwi Acquisition Inc., an indirect, wholly owned subsidiary of Verint (“Merger Sub”), Kay Technology Holdings, Inc. (“KANA”) and Accel-KKR Capital Partners III, LP, providing for the merger, upon the terms and subject to the conditions set forth in the Merger Agreement, of Merger Sub with and into KANA with KANA continuing as the surviving corporation and an indirect, wholly owned subsidiary of Verint (the “Merger”). Subject to the terms and conditions of the Merger Agreement, the merger consideration will consist of cash in an amount equal to $514 million, subject to certain closing adjustments set forth in the Merger Agreement. A portion of the consideration paid in the Merger is expected to be financed using the proceeds of incremental term loans on terms similar to Verint’s existing term loans under its secured credit agreement.

In connection with the proposed financing, Verint expects to make a presentation to lenders and prospective lenders (the “Lender Presentation”). A copy of the Lender Presentation is furnished as Exhibit 99.1 to this Current Report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

The information contained in the Lender Presentation is summary information that should be considered in the context of Verint’s filings with the Securities and Exchange Commission and other public announcements that Verint may make by press release or otherwise from time to time. The Lender Presentation speaks as of the date of this Current Report. While Verint may elect to update the Lender Presentations in the future to reflect events and circumstances occurring or existing after the date of this Current Report, Verint specifically disclaims any obligation to do so, except as may be required by law. By furnishing the Lender Presentation with this Current Report, Verint makes no admission as to the materiality of any information in the Lender Presentation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Lender Presentation.

* * * * * *

Cautions about Forward-Looking Statements

This document contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint and the expected benefits of the Merger. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties and assumptions, any of which could cause actual results or events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with the Merger, such as uncertainties regarding the closing of the Merger or the ability to realize the expected benefits of the Merger, as well as risks associated with related system integrations. For a detailed discussion of risk factors impacting Verint, see Verint’s Annual Report on Form 10-K for the year ended January 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended October 31, 2013, and other filings Verint makes with the Securities and Exchange Commission. The forward-looking statements contained in this document are made as of the date hereof, and Verint assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date: January 10, 2014	By:	/s/ Peter Fante
	Name:	Peter Fante
	Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Lender Presentation.